Exhibit 99.2

Vroom Second Quarter 2022 Earnings August 2022

disclaimer Forward Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this presentation that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, statements regarding the expected timeline, our execution of and the expected benefits from our business Realignment Plan and cost-saving initiatives, our expectations regarding our business strategy and plans, including our ongoing efforts to integrate and develop United Auto Credit Corporation into a captive finance operation, as well as our ability to scale our business, address operational challenges, expand reconditioning capacity, invest in logistics and improve our end-to-end customer experience, and statements regarding our future results of operations and financial position, including our ability to improve our unit economics, lower our operating expenses and our financial outlook including with respect to our liquidity, our profitability, changes to our leadership team, and our cash balances, for the fiscal year 2022. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For factors that could cause actual results to differ materially from the forward-looking statements in this presentation, please see the risks and uncertainties identified under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2021, as updated by our Quarterly report on Form 10-Q for the quarter ended June 30, 2022, each of which is available on our Investor Relations website at ir.vroom.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this presentation. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Industry and Market Information To the extent this presentation includes information concerning the industry and the markets in which the Company operates, including general observations, expectations, market position, market opportunity and market size, such information is based on management's knowledge and experience in the markets in which we operate, including publicly available information from independent industry analysts and publications, as well as the Company’s own estimates. Our estimates are based on third-party sources, as well as internal research, which the Company believes to be reasonable, but which are inherently uncertain and imprecise. Accordingly, you are cautioned not to place undue reliance on such market and industry information. Financial Presentation and Use of Non-GAAP Financial Measures Certain monetary amounts, percentages and other figures included in this presentation have been subject to rounding adjustments. Certain other amounts that appear in this presentation may not sum due to rounding. This presentation contains certain supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are in addition to, and not a substitute or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures have limitations as analytical tools in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with U.S. GAAP. We have reconciled all non-GAAP financial measures with the most directly comparable U.S. GAAP financial measures.

We are Focused on our objectives and Strategic initiatives We aim to improve the customer experience while we live within our means, prioritize profitability and liquidity, and drive unit economics 3 Key Objectives 1. Prioritize unit economics over growth 2. reduce operating expenses 3. Maximize liquidity 4 Focused Strategic Initiatives Build a well-oiled transaction machine Build a well-oiled metal machine Build a regional operating model Build a captive finance offering 4 Strategic initiatives expected to build a profitable business model 3 V second quarter highlights

strategic initiatives driving planned improvements

key performance indicators

- $51M, from ($137)M to ($86)M, sequential improvement in Adjusted EBITDA excluding securitization gain; a 38% improvement(1)
- $3,629 Ecommerce Gross Profit Per Unit (GPPU) reflecting progress toward our long-term goal
- $52M reduction in Adjusted SG&A vs 1Q 2022(2)

progress on strategic objectives

- Development of captive financing operation on plan
- Pricing initiatives driving GPPU improvements
- Significant improvement in transaction processing including titling and registration
- Continued titling and registration tech development. Planned deployment in 2H 2022 toward goal of becoming Best in Class in titling and registration

2q 2022 performance highlights

	first quarter	second quarter
total revenue	$924 million	$475 million
ecommerce units	19,473	9,233
ecommerce gppu	$1,763	$3,629
adjusted ebitda (1)	($107) million	($86) million
adjusted ebitda ex. securitization gain (1)	($137) million	($86) million
net loss(3)	($310) million	($115) million

previously issued fy 2022 guidance (4)

	guidance	current outlook
ecommerce units	45,000 - 55,000	Expect low-end or below
adjusted ebitda (1)(4)	($375) - ($325) million	Expect mid-point or better
year-end liquidity (5)	$450 - $565 million	Expect mid-point

(1) Adjusted EBITDA and Adjusted EBITDA excluding securitization gain are non-GAAP measures. For a definition of Adjusted EBITDA and Adjusted EBITDA excluding securitization gain, and a reconciliation to the most comparable GAAP measure, please see the appendix.
(2) Adjusted SG&A is a non-GAAP measure. For a definition and reconciliation to the most comparable GAAP measure, please see the appendix.
(3) First quarter net loss includes a $202 million non-cash impairment charge.
(4) A reconciliation of non-GAAP guidance measures to corresponding GAAP measures for 2022 guidance is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, these costs and expenses that may be incurred in the future.
(5) Represents unrestricted cash and cash equivalents, excludes restricted cash and floorplan availability.

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progress on our long-term roadmap

second quarter operational highlights

operational progress on our 4 strategic initiatives

financial lever	initiative	1q to 2q progress
Product GPPU	Originate and securitize Vroom loans through UACC	• $3,629 Ecommerce GPPU • Development of captive financing operation on plan • Began improvements to our pricing model
Vehicle GPPU	Optimize pricing through predictive data and regionalization	
	Optimize assortment	
GPPU & SG&A - Logistics[1]	Synchronize end-to-end supply chain to increase velocity and optimize flow	• ~$20M reduction in all-in logistics costs[2] • Optimizing logistics operations began in 3Q 2022
Balance Sheet - Inventory		• 21% improvement in available for sale inventory as a result of transforming the titling process
SG&A - Sales[1]	Optimize sales channels by selective insourcing and digitization	• ~$8M reduction in sales costs.[3] Began sales pilot and ecommerce initiatives
SG&A - T&R[1]	Streamline and digitize title and registration process	• ~$3M increase as we focus on improving the customer experience while we make improvements in transaction processes[4] • Continued tech development with deployments planned in 2H 2022
SG&A - Marketing[1]	Improve marketing effectiveness	• ~$15M reduction in marketing costs[5] • Reduction in cost per opportunity
SG&A - Fixed[1]	Grow fixed cost slower than revenue	• ~$12M reduction in fixed costs[6] • Planned relocation of Texas reconditioning facility to a lower cost existing TDA service site

(1) Constitutes a component of Adjusted SG&A which is a non-GAAP measure. For a definition and reconciliation to the most comparable GAAP measure, please see the appendix. (2) All-in logistics costs include compensation and benefits related to operating our proprietary logistics network in addition to fuel, tolls, and maintenance expenses related to operating our proprietary logistics network and third-party transportation fees. (3) $8 million reduction primarily in fees paid to third-party sales and sales support providers. (4) Costs related to titling & registration operations exclude non-recurring costs. (5) Reduction in marketing expense excluding other costs. (6) Fixed costs reflect costs across compensation & benefits, occupancy, other SG&A, and professional fee expenses. Fixed costs exclude non-recurring costs, realignment costs, and SG&A related to UACC operations.

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4 strategic initiatives designed to build a profitable business model

Vroom Second Quarter 2022 Financial Update

second quarter financial summary

record gppu; reduced operating costs

2q 2022 performance highlights

	first quarter	second quarter
total revenue	$924 million	$475 million
ecommerce units	19,473	9,233
ecommerce gppu	$1,763	$3,629
adjusted ebitda (1)	($107) million	($86) million
adjusted ebitda ex. securitization gain (1)	($137) million	($86) million
net loss(2)	($310) million	($115) million

2q 2022 performance vs 1q 2022

total revenue down 49%

- Revenue decline consistent with strategic decision to reduce ecommerce units ecommerce units down 53%

- Chose to reduce the number of ecommerce units to focus on improving operational execution record ecommerce gppu of $3,629 up 106%

- Focus on optimizing GPPU over unit volume

adjusted ebitda loss improves $21 million(1)

- $51 million improvement in Adjusted EBITDA excluding securitization gain compared to the first quarter(1)
  - Driven by GPPU improvement as well as decreased variable and fixed costs
- Includes $8 million of non-recurring costs to address operational and customer experience issues
  - Adjusted EBITDA excluding securitization gain and non-recurring costs improved by $59 million from the first quarter (1)

(1) Adjusted EBITDA, Adjusted EBITDA excluding securitization gain, and Adjusted EBITDA excluding non-recurring costs and securitization gain are non-GAAP measures. For a definition of Adjusted EBITDA, Adjusted EBITDA excluding securitization gain, and Adjusted EBITDA excluding non-recurring costs and securitization gain, and a reconciliation to the most comparable GAAP measure, please see the appendix.
(2) First quarter net loss includes a $202 million non-cash impairment charge.

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$51m improvement in adjusted ebitda ex. securitization gain, $59m ex. non-recurring, securitization gain(1)

second quarter financial highlights

record gppu

sequential trends | **2q 2022 performance vs 1q 2022**



adjusted ebitda ($m)[1]
-114%
-89%
-41%
yoy
($120)
($137)
($86)
4Q 2021
1Q 2022
2Q 2022
ecommerce units
21,243
19,473
9,233
+93%
+26%
-49%
yoy
4Q 2021
1Q 2022
2Q 2022
ecommerce vgppu[2]
$473
$595
$2,166
-46%
-48%
+36%
yoy
4Q 2021
1Q 2022
2Q 2022
ecommerce pgppu[3]
$1,075
$1,168
$1,463
+14%
+29%
+29%
yoy
4Q 2021
1Q 2022
2Q 2022
adjusted ebitda per unit[1][4]
-11%
-50%
-179%
yoy
($5,642)
($7,036)
($9,273)
4Q 2021
1Q 2022
2Q 2022

adj. ebitda ex. securitization gain improved $51 million[1]

- Driven by GPPU improvement as well as decreased variable and fixed costs ecommerce units down 53%

- Chose to reduce the number of units to focus on improving operational execution ecommerce vehicle gppu up 264%

- Primarily driven by revised pricing algorithms to focus on optimizing gross profit per unit vs volume ecommerce product gppu up 25%

- Driven primarily by interest income due to a higher volume of loans held by UACC for Vroom customers adj. ebitda ex. securitization gain per ecommerce unit down 32%[1]

- Cost reductions did not decline at the same rate as unit volumes
- Increase in titling & registration costs as we focus on improving the customer experience and the transaction process

(1) Adjusted EBITDA excluding securitization gain are non-GAAP measures. For a definition of Adjusted EBITDA excluding securitization gain and a reconciliation to the most comparable GAAP measure, please see the appendix.
(2) Vehicle gross profit per unit. (3) Product gross profit per unit. (4) Per ecommerce unit.

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progress on our long-term roadmap

2q 2022 adjusted ebitda ex. Securitization gain(1) ($ in millions) Commentary Lower unit volume offset by higher Ecom GPPU $15M increase in Non-Ecommerce GP, primarily driven by increased Retail Financing GP as our results benefitted from a full quarter of business activity vs the prior quarter $19M reduction in Outbound Logistics costs due to lower unit volumes $15M reduction in Marketing Expense driven by variable cost reductions and shifting towards more efficient marketing channels(3) $11M reduction in Compensation & Benefits primarily driven by the realignment plan (4) $8M impact from non-recurring costs to address operational and customer experience issues in the second quarter ($137) ($18) $17 $15 $19 $15 $11 ($77) ($8) ($86) $51M improvement $59M improvement 1Q 2022(1) Ecom Volume GP(2)Ecom GPPU(2) Non-Ecom GP Outbound Logistics Marketing(3)Comp & Benefits(4) Adj. EBITDA ex. Non-Recurring 2Q 2022(1)Non-Recurring CX and Operational Costs 2Q 2022(1) $14M improvement(1) Adjusted EBITDA, Adjusted EBITDA excluding securitization gain, and Adjusted EBITDA excluding non-recurring costs and securitization gain are non-GAAP measures. For a definition of Adjusted EBITDA, Adjusted EBITDA excluding securitization gain, and Adjusted EBITDA excluding non-recurring costs and securitization gain, and a reconciliation to the most comparable GAAP measure, please see the appendix. (2) Impact from Ecommerce volume gross profit is estimated by multiplying 1Q 2022 Ecom GPPU by the sequential change in units. Ecom GPPU impact is estimated by multiplying 2Q 2022 units by the sequential change in Ecom GPPU. (3) Excludes $2.1 million of other costs. (4) Excludes $4.9 million of realignment costs. $51m improvement in adjusted ebitda ex. securitization gain, $59m ex. Non-recurring, securitization gain(1) 9 V liquidity update

ended quarter with $533 million in liquidity[(1)]

($ in millions)



$533
($182)-($132)
($36)-($26)
$5-$10
~$10
$82-$107
$39-$64
$450-$565
6/30/22 Liquidity
3Q-4Q Adjusted EBITDA(2)
Capex
Stock-Based Compensation
UACC / Vroom Financing
Restricted Cash Release
Cash in Inventory
12/31/22E Liquidity

liquidity sources

$450-$565m in liquidity expected at 12/31/2022e

- Provides flexibility in near term and ability to drive future growth

$700m vehicle floorplan facility until march 2023

other sources of liquidity

- Working capital efficiencies
- Future ABS and forward-flow transactions
- Ability to add modest leverage to UACC's balance sheet

(1) Represents unrestricted cash and cash equivalents. Excludes restricted cash and floorplan availability.

(2) Adjusted EBITDA is a non-GAAP measure. For a definition of Adjusted EBITDA and a reconciliation to the most comparable GAAP measure, please see the appendix. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures for 2022 guidance is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, these costs and expenses that may be incurred in the future.

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forecasting year-end liquidity in the range of $450m-$565m

summary

strong second quarter performance

- $51m, from ($137)m to ($86)m, sequential improvement in adjusted ebitda ex. securitization gain; a 38% improvement(1)
- ecommerce gppu of $3,629 reflects progress toward our long-term goal
- $52m sequential reduction in adjusted sg&a(2)
- development of captive financing operation on plan
- significant improvement in transaction processing including titling & registration
- forecasting ~$500 million in liquidity at year end(3)


vroom

(1) Adjusted EBITDA and Adjusted EBITDA excluding securitization gain are non-GAAP measures. For a definition of Adjusted EBITDA and Adjusted EBITDA excluding securitization gain, and a reconciliation to the most comparable GAAP measure, please see the appendix.
(2) Adjusted SG&A is a non-GAAP measure. For a definition and reconciliation to the most comparable GAAP measure, please see the appendix.
(3) Represents unrestricted cash and cash equivalents, excludes restricted cash and floorplan availability.

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progress on our long-term roadmap

Vroom Appendix

reconciliation of non-gaap financial measures

EBITDA, Adjusted EBITDA, Adjusted EBITDA excluding securitization gain, and Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues
We calculate EBITDA as net loss before interest expense, interest income, income tax expense and depreciation and amortization expense and we calculate Adjusted EBITDA as EBITDA adjusted to exclude realignment costs, acquisition related costs, change in fair value of finance receivables, goodwill impairment charge and other costs, which relate to the write off of the upfront shares issued as part of the Rocket Auto agreement and previously recognized within "Other assets". Changes in fair value of finance receivables can fluctuate significantly from period to period and relate primarily to historical loans and debt which have been securitized, and acquired on February 1, 2022 from UACC. Our ongoing business model is to originate or purchase finance receivables with the intent to sell which we recognize at the lower of cost or fair value. Therefore, these historical finance receivables acquired, which are accounted for under the fair value option, will experience fluctuations in value from period to period. We believe it is appropriate to remove this temporary volatility from our Adjusted EBITDA results to better reflect our ongoing business model. Additionally, these historical finance receivables acquired from UACC are expected to run-off within approximately 15 months. We calculate Adjusted EBITDA excluding securitization gain as Adjusted EBITDA adjusted to exclude the securitization gain from the sale of UACC's finance receivables as it provides a useful perspective on the underlying operating results and trends and a means to compare our period-over-period results. We calculate Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues as Adjusted EBITDA adjusted to exclude the securitization gain from the sale of UACC's finance receivables and the non-recurring costs incurred to address operational and customer experience issues. The following table presents a reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA excluding securitization gain, and Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues to net loss, which is the most directly comparable U.S. GAAP measure:

	Three Months Ended June 30, 2022	Three Months Ended March 31, 2022	Three Months Ended December 31, 2021
		(in thousands)	
Net loss	$ (115,089)	$ (310,459)	$ (129,793)
Adjusted to exclude the following:			
Interest expense	9,533	9,380	7,228
Interest income	(3,935)	(3,952)	(3,053)
(Benefit) provision for income taxes	256	(23,240)	375
Depreciation and amortization	10,115	7,895	3,718
EBITDA	$ (99,120)	$ (320,376)	$ (121,525)
Realignment costs	$ 9,529	$ —	$ —
Acquisition related costs	—	5,653	1,678
Change in fair value of finance receivables	1,846	5,621	—
Goodwill impairment charge	—	201,703	—
Other	2,127	—	—
Adjusted EBITDA	$ (85,618)	$ (107,399)	$ (119,847)
Securitization gain	—	(29,617)	—
Adjusted EBITDA excluding securitization gain	$ (85,618)	$ (137,016)	$ (119,847)
Non-recurring costs to address operational and customer experience issues	8,274	—	—
Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues	$ (77,344)	$ (137,016)	$ (119,847)

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Reconciliation of Non-GAAP Financial measures (cont’d) Adjusted selling, general & administrative expenses We calculate adjusted selling, general & administrative expenses as selling, general & administrative expenses adjusted to exclude realignment costs, acquisition related costs, non-recurring costs to address operational and customer experience issues, UACC selling, general & administrative expenses and other costs, which relate to the write off of the upfront shares issued as part of the Rocket Auto agreement and previously recognized within "Other assets". The following table presents a reconciliation of adjusted selling, general & administrative expenses to selling, general & administrative expenses, which is the most directly comparable U.S. GAAP measure: Three Months Ended June 30, Three Months Ended March 31, Three Months Ended December 31, 2022 2022 2021 Total selling, general & administrative expenses $ 152,990 $ 187,994 $ 166,341 Adjusted to exclude the following: Realignment costs 6,122 — — Acquisition related costs — 5,653 1,678 Non-recurring costs to address operational and customer experience issues 8,274 — — UACC selling, general & administrative expenses 16,646 10,557 — Other 2,127 — — Adjusted selling, general & administrative expenses $ 119,821 $ 171,784 $ 164,663 (in thousands) Note: We exclude UACC selling, general & administrative expenses for comparability since only 2 months of expense are included in the first quarter vs 3 months of expense that are included in the second quarter, as UACC was acquired on February 1st, 2022. Such amounts are not excluded from adjusted EBITDA. 14 v 2022 Vroom, All rights reserved

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